UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2018

PHYSICIANS REALTY TRUST
PHYSICIANS REALTY L.P.
(Exact name of registrant as specified in its charter)

Maryland (Physicians Realty Trust) Delaware (Physicians Realty L.P.)	001-36007 333-205034-01	46-2519850 80-0941870
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

309 N. Water Street, Suite 500 Milwaukee, Wisconsin (Address of principal executive offices)	53202 (Zip Code)

Registrant’s telephone number, including area code: (414) 367-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Physicians Realty Trust Emerging growth company ☐ Physicians Realty L.P. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Physicians Realty Trust ☐  Physicians Realty L.P. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 7, 2018, Physicians Realty L.P., a Delaware limited partnership (the “Operating Partnership”), as borrower, and Physicians Realty Trust, a Maryland real estate investment trust (the “Company”), as guarantor, executed a Second Amended and Restated Credit Agreement (as amended and restated, the “Credit Agreement”), amending and restating the Company’s existing amended and restated credit agreement, with KeyBank National Association, as administrative agent, KeyBanc Capital Markets, Inc., BMO Capital Markets and Citizens Bank, N.A., as joint lead arrangers and co-book runners, BMO Capital Markets and Citizens Bank, N.A., as co-syndication agents, and the lenders party thereto. The amended terms of the Credit Agreement extend the maturity date of the revolving credit facility under the Credit Agreement from September 18, 2020 to September 18, 2022 and reduce the interest rate margin applicable to borrowings under the Credit Agreement.

Pursuant to the Credit Agreement, borrowings will bear interest on the outstanding principal amount at a rate equal to LIBOR plus 0.775% to 1.45% (a reduction from 0.85% to 1.55%) for the revolving credit facility and LIBOR plus 0.85% to 1.65% (a reduction from 1.40% to 2.25%) for the term loan facility. The Credit Agreement also provides for borrowing at a base rate plus 0.00% to 0.45% (a reduction from 0.00% to 0.60%) for the revolving credit facility and base rate plus 0.00% to 0.65% (a reduction from 0.40% to 1.25%) for the term loan facility. In each case, the applicable interest rate margin is determined by the current credit rating of the Operating Partnership. The Credit Amendment also modified certain covenants and other provisions of the Credit Agreement to provide the Company and its subsidiaries (including the Operating Partnership with greater flexibility), including the elimination of a prepayment premium with respect to the term loan facility and a negative covenant limiting distributions from funds from operations.

The Credit Agreement contains financial covenants that, among other things, require compliance with leverage and coverage ratios and maintenance of minimum tangible net worth, as well as covenants that may limit the Company’s and the Operating Partnership’s ability to incur additional debt, grant liens or make distributions. The Operating Partnership may, at any time, voluntarily prepay any revolving or term loan under the Credit Agreement in whole or in part without premium or penalty.

The Credit Agreement includes customary representations and warranties by the Operating Partnership and the Company and imposes customary covenants on the Operating Partnership and the Company. The Credit Agreement also contains customary events of default, and if an event of default occurs and continues, the Operating Partnership is subject to certain actions by the administrative agent, including without limitation, the acceleration of repayment of all amounts outstanding under the Credit Agreement.

Certain of the parties to the Credit Agreement and/or their affiliates have provided and in the future may provide investment banking, commercial banking and/or advisory services to the Company for which they have in the past received, and may in the future receive, customary fees and expenses.

The representations, warranties and covenants contained in the Credit Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk among the parties thereto. Accordingly, the representations and warranties in the Credit Agreement are not necessarily characterizations of the actual state of facts of the Company and its subsidiaries (including the Operating Partnership) at the time they were made or otherwise should be read only in conjunction with the other information that the Company and the Operating Partnership make publicly available in reports, statements and other documents filed with the Securities and Exchange Commission. Investors are not third-party beneficiaries of, and should not rely upon, such representations, warranties and covenants.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

A copy of the Company’s press release announcing the entry into the Credit Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

10.1
Second Amended and Restated Credit Agreement, dated August 7, 2018, among Physicians Realty L.P., as Borrower, Physicians Realty Trust, as Guarantor, the Lenders party thereto, KeyBank National Association, as Administrative Agent, KeyBanc Capital Markets, Inc., BMO Capital Markets and Citizens Bank, N.A., as Lead Arrangers and Co-Bookrunners, and BMO Capital Markets and Citizens Bank, N.A., as Co-Syndication Agents.

99.1	Press Release, dated August 7, 2018, issued by Physicians Realty Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date:	August 7, 2018		PHYSICIANS REALTY TRUST

		By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

Date:	August 7, 2018		PHYSICIANS REALTY L.P.
by: Physicians Realty Trust, its general partner

		By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer